Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-239416, 333-230398 and 333-205195 on Form S-8 of our reports dated March 10, 2022, relating to the financial statements of Horizon Global Corporation and the effectiveness of Horizon Global Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ Deloitte & Touche LLP
Detroit, Michigan
March 10, 2022